EXHIBIT 10.24

AVALONBAY COMMUNITIES, INC.

SECRETARY’S CERTIFICATE

The undersigned, Edward M. Schulman, hereby certifies that he is the Secretary of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and does further certify as follows:

On December 6, 2006, at a duly called and held meeting of the Board of Directors of the Company, the Board adopted the following resolutions amending the Company’s 1994 Stock Incentive Plan, as amended and restated on December 8, 2004, and further amended on February 9, 2006:

RESOLVED:                   Paragraph Section 3(b) of the Company’s 1994 Stock Incentive Plan, as amended and restated on December 8, 2004, as subsequently amended on February 9, 2006, is hereby amended by adding the following sentences at the end of the first sentence thereof:

The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and/or the terms of outstanding Awards to take into account cash dividends declared and paid other than in the ordinary course or any other extraordinary corporate event, other than those contemplated by Section 3(c) hereof, to the extent determined to be necessary by the Committee to avoid distortion in the value of the Awards. Notwithstanding anything to the contrary set forth in this Section 3(b), no adjustment shall be required pursuant to this Section 3(b) if the Committee determines that such action could cause an Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award or would constitute a modification, extension or renewal of an Incentive Stock Option within the meaning of Section 424(b) of the Code.

RESOLVED:                   Section 7(a) of the Company’s 1994 Stock Incentive Plan, as amended and restated on December 8, 2004, as subsequently amended on February 9, 2006, is hereby amended by adding the following sentences at the end thereof:

“Participants may not elect to accelerate or postpone the deferral period. Any payment of shares of Stock under a Deferred Stock Award subject to Section 409A of the Code to a participant on account of the participant’s separation of service may not be made before the date that is six months after the date of separation from service if the participant is a ‘specified employee’ within the meaning of Section 409A(a)(2)(B)(i) of the Code.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of December 6, 2006

AVALONBAY COMMUNITIES, INC.

/s/ Edward M. Schulman
Name: Edward M. Schulman
Title: Secretary